Exhibit 99.2

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of Fortune Brands, Inc.

We have audited the accompanying Combined Statements of Net Assets to be Sold of the Allied/Fortune Assets as of July 25, 2005 and August 31, 2004 and the related Combined Statements of Revenues and Direct Expenses for the ten months and 25 day period ended July 25, 2005 and for each of the years in the two-year period ended August 31, 2004. These combined special purpose financial statements are the responsibility of the Board of Directors of Fortune Brands, Inc. Our responsibility is to express an opinion on these combined special purpose financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statements of Net Assets to be Sold and the Combined Statements of Revenues and Direct Expenses are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Statements of Net Assets to be Sold and the Combined Statements of Revenues and Direct Expenses, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Statements of Net Assets to be Sold and the Combined Statements of Revenues and Direct Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statements were prepared for the purposes of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the form 8-K/A of Fortune Brands, Inc. The presentation is not intended to be a complete presentation of the Allied/Fortune Assets financial position or results of operations.

In our opinion, the statements referred to above present fairly, in all material respects, the combined net assets to be sold of the Allied/Fortune Assets as of July 25, 2005 and August 31, 2004, and the related combined revenues and direct expenses for the ten months and 25 day period ended July 25, 2005 and for each of the years in the two-year period ended August 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

KPMG Audit Plc

Chartered Accountants

London, England

10 October 2005

ALLIED/FORTUNE ASSETS,

(AN INTEGRATED OPERATION OF ALLIED DOMECQ PLC)

COMBINED STATEMENTS OF NET ASSETS TO BE SOLD

(in millions of pounds)	July 25, 2005	August 31, 2004
Assets to be Sold

Accounts receivable, net
Trade	£149	£113
Affiliates	4	3
Prepaid expense	26	34
Inventory (Note 4)	577	545
Intangibles, net (Note 6)	218	211
Property, plant and equipment, net (Note 5)	196	195

Total assets to be sold	£1,170	£1,101

Liabilities to be Assumed

Accounts payable
Trade	£53	£65
Affiliates	0	1
Accrued expenses	119	121
Other long term liabilities	1	8

Total liabilities to be assumed	£173	£195

Commitments and contingencies (Note 9)

Net Assets to be Sold	£997	£906

The accompanying notes are an integral part of these special purpose financial statements.

ALLIED/FORTUNE ASSETS,

(AN INTEGRATED OPERATION OF ALLIED DOMECQ PLC)

COMBINED STATEMENTS OF REVENUES AND DIRECT EXPENSES

(in millions of pounds)	Ten months and 25 days ended July 25, 2005	Year ended August 31,
		2004	2003
Revenues(1)	£784	£858	£873

Direct Expenses
Cost of sales	238	254	266
Excise taxes (1)	200	209	212
Sales, general and administrative expenses	199	216	201
Impairment	0	64	0
Restructuring charges	3	9	3

Total direct expenses	640	752	682

Excess of Revenues Over Direct Expenses	£144	£106	£191

(1) Excise taxes included in revenue	£200	£209	£212

The accompanying notes are an integral part of these special purpose financial statements.

ALLIED/FORTUNE ASSETS

(AN INTEGRATED OPERATION OF ALLIED DOMECQ PLC)

NOTES TO THE COMBINED STATEMENTS OF NET ASSETS TO BE SOLD AND COMBINED

STATEMENTS OF REVENUES AND DIRECT EXPENSES (Continued)

(In millions of Pounds)

1. Asset Purchase Agreement and Description of the Business

On April 21, 2005, Fortune Brands, Inc. (the “Buyer”) entered into a Framework Agreement (the “Agreement”) with Pernod Ricard S.A. (the “Seller”) in relation to a series of transactions and agreements. The Agreement was amended on July 24, 2005. The Agreement provides, among other things, for Fortune Brands (or its subsidiaries) to acquire from Pernod Ricard’s subsidiaries certain spirits and wine brands, distribution and production businesses and related assets and liabilities previously owned by Allied Domecq PLC’s (“Allied” or the “Company”), collectively referred to as the “Business” or the “Allied/Fortune Assets” herein, for an amount of approximately £2.7 billion, after:

•	Goal Acquisitions Limited, a Pernod Ricard subsidiary, completed its proposed acquisition of all the outstanding capital stock of Allied, under an English law scheme of arrangement (the “Scheme”); and

•	The assets and liabilities of the Company are separated into those which are to be:

  —    acquired by the Buyer or its subsidiaries; and

  —    retained by the Seller or its subsidiaries.

The Scheme became effective on July 26, 2005.

The Business is engaged in the production of international spirits and wine products and has a global distribution network dedicated to distributing the Business’ brands and brands owned by third parties. The Business oversees and operates these production and distribution operations. The Business is comprised of the following brands, distribution businesses and production assets, (certain minor brands that the Buyer believes will be included in the acquisition, and the agreed consideration paid or payable are still under negotiations with the Seller, but have been included in these financial statements):

Brands

Sauza

Maker’s Mark

Laphroaig

Courvoisier

Canadian Club

Castellana

Centenario

DYC

Fundador

Teachers

Cockburns

Harveys

Kuemmerling

Jacobi

Clos du Bois

California Wine Business (except Mumm Cuvée Napa and Callaway)

Distribution Businesses

United Kingdom

Spain

Germany

Portugal

Canaries

ALLIED/FORTUNE ASSETS

(AN INTEGRATED OPERATION OF ALLIED DOMECQ PLC)

NOTES TO THE COMBINED STATEMENTS OF NET ASSETS TO BE SOLD AND COMBINED

STATEMENTS OF REVENUES AND DIRECT EXPENSES (Continued)

(In millions of Pounds)

Production Facilities (by Location)

Loretto, Kentucky – United States of America

Porto / Douro – Portugal

Jarnac - France

Jerez / Segovia – Spain

Bodenheim - Germany

Ardmore – United Kingdom

Port Ellen – United Kingdom

California – United States of America

Tequila / Guadalajara - Mexico

2. Basis of Presentation

The accompanying combined statements of net assets to be sold as of July 25, 2005 and August 31, 2004 and the combined statements of revenues and direct expenses for the ten months and twenty five days period ended July 25, 2005 and for each of the years in the two-year period ended August 31, 2004 of the Business have been prepared pursuant to the Agreement in accordance with generally accepted accounting principles in the United States of America in connection with the carve out of the Allied/Fortune Assets described below.

The Special Purpose Financial Statements have been prepared on a carve out basis in order to represent the net assets sold as well as revenues and direct expenses which have been derived from the historical records of Allied Domecq Plc and subsidiaries and reflect significant assumptions and allocations. The valuations of the separately identifiable net assets of the Business for the purpose of purchase accounting in accordance with SFAS No. 141 will, of course, differ from the values included in the combined statements of net assets to be sold.

Historically, the Business was an integrated business within the Spirits and Wine segment of Allied and had no separate legal or operational status. Furthermore, financial statements were not prepared for the Business. Accordingly, the accompanying combined statements of net assets to be sold and combined statements of revenues and direct expenses have been derived from the historical accounting records of Allied, including allocations of certain expenses. Certain other expenses and income such as corporate overheads, interest income and interest expense and income taxes have been excluded from the accompanying combined statements of revenues and direct expenses, as they are not directly associated with the revenue producing activities of the Business or it is not practical to isolate or allocate such indirect operating costs to the Business. Corporate overhead expenses include general costs incurred for administrative support such as expenses for legal, treasury, income taxes and executive management functions. The accompanying combined statements of net assets to be sold and statements of revenues and direct expenses are not indicative of the Business had the business been operated as a separate, stand-alone entity and may not be indicative of the future financial position or results of operations of the Business due to the change in ownership, and the exclusion of various assets, liabilities and operating expenses, described herein. Given these constraints statements of financial position and cash flows have not been prepared. Management believes the methodologies used to allocate revenues and expenses to the Business are reasonable and represent appropriate methods of determining the revenues and direct expenses of the Business.

ALLIED/FORTUNE ASSETS

(AN INTEGRATED OPERATION OF ALLIED DOMECQ PLC)

NOTES TO THE COMBINED STATEMENTS OF NET ASSETS TO BE SOLD AND COMBINED

STATEMENTS OF REVENUES AND DIRECT EXPENSES (Continued)

(In millions of Pounds)

Principles of Combination

The combined special purpose financial statements were prepared to present only the historical balances of certain assets to be sold to and liabilities to be assumed by the Buyer pursuant to the Agreement; and the historical results of revenues and direct expenses related to the Business. All intercompany transactions between entities and operations within Allied have been eliminated. However, pursuant to the Agreement, the Buyer will not acquire the Business’ receivables from or payables to Allied and its subsidiaries; therefore these balances are not reflected in the combined statements of net assets to be sold.

Combined Statements of Net Assets to be Sold

The assets and liabilities included in the accompanying combined statement of net assets to be sold are those assets and liabilities to be transferred to the Buyer. Pursuant to the Agreement, the Buyer shall acquire a percentage of the net working capital balances of Allied. This percentage is based on the relative operating direct brand contribution (“DBC”) of the assets being acquired to the total Allied operating DBC. The current estimate of operating DBC for the Business is 27%. This DBC percentage is subject to an agreement process with the Seller, which is not yet finalized, as such the final DBC percentage may not equal 27%. This DBC percentage of 27%, has been used to allocate Allied’s trade receivables, trade payables, prepaid expenses and accrued expenses to the accompanying combined statement of net assets to be sold. Pursuant to the Agreement an adjustment to the consideration already paid by the Buyer will be made to settle any difference with the actual aggregate net amount of working capital acquired; the amounts presented are management’s best estimate at this time of the net amount of working capital acquired. All other assets, including inventory, intangible assets and property, plant and equipment, included in the accompanying combined statement of net assets to be sold, are separately identifiable either on a brand-by-brand basis or on a location-by-location basis.

Combined Statements of Revenues and Direct Expenses

The combined statements of revenues and direct expenses include revenues and expenses directly attributable to the Business and allocations of expenses incurred by Allied that are associated with the revenue producing activities of the Business. The primary basis of allocation is as follows:

•	The allocation of certain sales and marketing expenses that cannot be directly allocated to the Business is either based on relative time apportionment of marketing employees or relative sales volumes.

•	The allocation of certain employee benefits costs is based on relative employee headcount.

•	The allocation of stock compensation expense is based on the relative options outstanding for employees associated with the Business.

Management believes that all allocation methodologies are reasonable. The expenses incurred by Allied that are not specifically identifiable with the Business, but that have been allocated to the Business based on the methods described above, are reflected in the following table:

	Ten months and twenty five days ended July 25, 2005	Year ended August 31,
		2004	2003
Direct expenses:
Sales and marketing expenses	£13	£15	£16
Employee benefits costs	£2	£4	£5
Stock compensation expenses	£12	£2	£(1)

	£27	£21	£20

ALLIED/FORTUNE ASSETS

(AN INTEGRATED OPERATION OF ALLIED DOMECQ PLC)

NOTES TO THE COMBINED STATEMENTS OF NET ASSETS TO BE SOLD AND COMBINED

STATEMENTS OF REVENUES AND DIRECT EXPENSES (Continued)

(In millions of Pounds)

Cash Flows

During the years ended August 31, 2004 and 2003 and the ten months and twenty five days ended July 25, 2005, the Business’s financing requirements were provided by Allied, and cash generated by the Business were transferred to Allied. As the Business has been historically managed as part of the operations of Allied and has not been operated as a stand-alone entity, statements of cash flows were not prepared for the Business. It is not practical to prepare historical cash flow information reflecting the Business’s operating, investing, and financing cash flows.

Financial Instruments

The Business participates in Allied’s hedging policies and activities which are coordinated by a centralized treasury function. Gains and losses arising from Allied’s hedging activities have not been allocated to these combined special purposes financial statements as the activities are performed by a centralized treasury function. Allied has never entered into any financial instruments that are directly attributable to the Business. In addition, the Buyer is not assuming any financial instrument contracts.

3. Summary of Significant Accounting Policies

Use of Estimates

The preparation of these combined special purpose financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statements of net assets to be sold and the reported amounts of revenues and direct expenses during the reporting periods. Actual results could differ from those estimates. Also, as discussed in Note 2, the combined statements of revenues and direct expenses include allocations and estimates that are not necessarily indicative of the revenues, costs and expenses that would have resulted if the Business had been operated as a stand-alone entity.

ALLIED/FORTUNE ASSETS

(AN INTEGRATED OPERATION OF ALLIED DOMECQ PLC)

NOTES TO THE COMBINED STATEMENTS OF NET ASSETS TO BE SOLD AND COMBINED

STATEMENTS OF REVENUES AND DIRECT EXPENSES (Continued)

(In millions of Pounds)

Accounts Receivable and Allowances for Doubtful Accounts

Trade receivables are recorded at the stated amount less allowances for discounts, doubtful accounts and returns. Trade receivables do not include interest. The allowances represent estimated uncollectible receivables associated with potential customer defaults on contractual obligations. The allowances include amounts for certain customers where a risk of default has been specifically identified. In addition, the allowances include a provision for customer defaults on a general formula basis when it is determined the risk of some default is probable and estimable, but cannot yet be associated with specific customers. The assessment of the likelihood of customer defaults is based on various factors, including the length of time the receivables are past due, historical experience and existing economic conditions. The allowance for doubtful accounts was approximately £8 million and £7 million as of July 25, 2005 and August 31, 2004, respectively.

Inventory

Inventory is valued at the lower of cost or net realizable value in accordance with generally recognized trade practices. Cost comprises purchase price or direct production cost, together with duties and manufacturing overheads, and is determined by the weighted average cost method. Maturing inventory is classified as current assets although the majority of these inventories, due to the duration of the aging processes, ordinarily will not be sold within one year.

Property, Plant and Equipment

Property, plant and equipment are carried at cost. Depreciation is provided, principally on a straight-line basis, over the estimated useful lives of the assets. Gains or losses resulting from dispositions are included in income. Betterments and renewals, which improve and extend the life of an asset, are capitalized; maintenance and repair costs are expensed as incurred. Estimated useful lives of the related assets are as follows:

Buildings and improvements	50 years or length of lease
Distilling and maturing equipment	20 years
Storage tanks	20-50 years
Fixtures and fittings	5-12 years
Computer software	4 years

Long-Lived Assets

In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets” (“FAS 144”) a long-lived asset (including amortizable identifiable intangibles) or asset group is tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. When such events occur, the Business compares the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset or asset group to the carrying amount of a long-lived asset or asset group. If this comparison indicates that there is impairment, the amount of the impairment is recognised in an amount equal to the excess of the carrying value of the assets over its fair value. For the purposes of this calculation, fair value is typically calculated using discounted expected future cash flows. The discount rate applied to these cash flows is based on the Business’s average cost of capital, risk adjusted where appropriate, which represents the blended after-tax costs of debt and equity.

ALLIED/FORTUNE ASSETS

(AN INTEGRATED OPERATION OF ALLIED DOMECQ PLC)

NOTES TO THE COMBINED STATEMENTS OF NET ASSETS TO BE SOLD AND COMBINED

STATEMENTS OF REVENUES AND DIRECT EXPENSES (Continued)

(In millions of Pounds)

Indefinite-Lived Assets

Statement of Financial Accounting Standards No. 141, “Business Combinations” (“FAS 141”) and Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“FAS 142”), requires purchased intangible assets other than goodwill to be amortized over their useful lives unless these lives are determined to be indefinite. Purchased brand names have been assigned an indefinite life as it was deemed that these trade names are currently anticipated to contribute cash flows to the Business indefinitely. Indefinite-lived intangible assets will not be amortized, but are required to be evaluated at each reporting period to determine whether the indefinite useful life is appropriate.

The Business reviews indefinite-lived intangibles for impairment annually and whenever market or business events indicate there may be a potential impact on that intangible. The Business considers the implications of both external (e.g., market growth, pricing, competition, technology) and internal factors (e.g., product costs, margins, support expenses, capital investment) and their potential impact on cash flows for each business in both the near and long term, and their impact on any identifiable intangible asset associated with the business. Based on recent business results, consideration of significant external and internal factors, and the resulting business projections, indefinite-lived intangible assets are reviewed to determine whether they are likely to remain indefinite-lived, or whether a finite life is more appropriate. In addition, based on events in the period and future expectations, management considers whether the potential for impairment exists as required by FAS 142.

The Business’s predominant method of approximating fair value in determining whether impairment exists is to use cash flow projections. The Business measures impairment based on discounted expected future cash flows attributable to the trade name compared to the carrying value of that trade name. The Business uses the relief-from-royalty approach. Fair value is represented by the present value of hypothetical royalty income over the remaining useful life.

Revenue Recognition

The Business derives revenues from the sale and distribution of spirits and wine products. The Business recognizes revenue as products are shipped to customers, net of applicable provisions for discounts, returns and allowances. Criteria for recognition of revenue are whether title and risk of loss have passed to the customer, persuasive evidence that an arrangement exists, delivery has occurred, the price is fixed or determinable and collectibility is reasonably assured.

The Business applies the provisions of Emerging Issues Task Force 01-9 (“EITF 01-9”), “Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor’s Products”. EITF 01-9 requires that certain cash incentives be recorded as a reduction of revenue. The Business enters into a wide range of commercial arrangements with its customers which include:

—    slotting fees related to purchase of space display

—    cooperative advertising arrangements such as customer managed promotions

Where no identifiable benefit is sufficiently separable from such arrangements the costs are treated as a reduction from revenue and recognized as incurred. These are measured at the invoiced amount.

ALLIED/FORTUNE ASSETS

(AN INTEGRATED OPERATION OF ALLIED DOMECQ PLC)

NOTES TO THE COMBINED STATEMENTS OF NET ASSETS TO BE SOLD AND COMBINED

STATEMENTS OF REVENUES AND DIRECT EXPENSES (Continued)

(In millions of Pounds)

Cost of Sales

Cost of sales include all variable and fixed costs associated with producing the Business’s products, including raw materials, packaging supplies, direct labor, production related indirect labor, the cost of goods purchased from third parties and fixed asset overheads including depreciation.

Shipping and Handling Costs

Shipping and handling costs are included in the combined statements of revenues and direct operating expenses within cost of sales and sales, general and administrative expense.

Payments to Customers

The Business records certain payments to customers as a reduction of revenue in accordance with EITF 01-09. The Company recorded £78 million, £82 million and £82 million of consideration paid to customers as a reduction of revenue in the combined statement of revenues and direct expenses for the ten-month and twenty five days period ended July 25, 2005 and each of the years ended August 31, 2004 and 2003, respectively.

Advertising Costs

Advertising production costs are expensed the first time the advertising is made public. In addition to media advertising, other types of advertising and promotional costs are expensed as incurred. For the ten months and twenty five days period ended July 25, 2005, and for the years ended August 31, 2004 and 2003 total advertising costs, classified in sales, general and administrative expenses amounted to £81 million, £90 million and £79 million, respectively.

Foreign Currency Translation

The Business accounts for translation adjustments related to their investments in foreign entities in accordance with SFAS No.52, Foreign Currency Translation. Local currencies are considered the functional currencies outside of the U.S. Generally, income and expense items are translated at average rates of exchange prevailing during the year. For operations in local currency environments, assets and liabilities are translated at year end exchange rates with cumulative translation adjustments included as a component of net assets sold.

Employee Benefit Plans

The Business participates in various employee benefit plans which are sponsored by Allied, including stock option, stock purchase, pension, savings, post-retirement and post-employment plans. Detailed information concerning the costs of these plans is not available for the Business, but is included as part of the labor costs allocated by Allied and reflected in direct operating expenses of the Business. The specific charges and obligations under these plans related to the Business are not separately identifiable. In accordance with SFAS No. 87, Employers’ Accounting for Pensions, the Business has accounted for pension expenses using the multi-employer accounting method. Under this method, if a subsidiary participates in a pension plan and assets and liabilities cannot be separately identified then such plans can be accounted for on a defined contribution basis.

Pursuant to the Agreement, outstanding options will not be assumed by the Buyer. Satisfying the terms of the outstanding option agreements to the Business’ employees will remain the responsibility of the Seller.

ALLIED/FORTUNE ASSETS

(AN INTEGRATED OPERATION OF ALLIED DOMECQ PLC)

NOTES TO THE COMBINED STATEMENTS OF NET ASSETS TO BE SOLD AND COMBINED

STATEMENTS OF REVENUES AND DIRECT EXPENSES (Continued)

(In millions of Pounds)

4. Inventory

Inventory consists of the following:

	July 25, 2005	August 31, 2004
Maturing inventory	468	403
Other raw materials, supplies and work in process	20	23
Finished goods	89	119

	£577	£545

5. Property, Plant and Equipment, Net

Property, Plant and Equipment, Net consist of the following:

	July 25, 2005	August 31, 2004
Land and improvements	68	67
Buildings and improvements to leaseholds	108	106
Machinery and equipment	230	218

	£406	£391
Accumulated depreciation and amortization	210	196

	£196	£195

6. Intangibles, net

The gross carrying value by class of intangible assets is as follows:

	July 25, 2005	August 31, 2004
	Gross Carrying Amount	Gross Carrying Amount
Indefinite-lived intangible assets - Trade names	£218	£211

The Business performed the annual impairment test as of August 31 of each fiscal year and as of July 25, 2005. An impairment of £64 million on indefinite-lived intangible assets was recognized on August 31, 2004. In 2004, the German economy remained sluggish and the increased advertising and promotion spend on the Kuemmerling brand did not have the expected impact. By the end of 2004, volumes and profits generated by the brand had declined further. Consequently, Allied reassessed the Kuemmerling brand’s expected future performance as part of Allied’s 2004 impairment reviews and concluded that an impairment was required to be recognized.

ALLIED/FORTUNE ASSETS

(AN INTEGRATED OPERATION OF ALLIED DOMECQ PLC)

NOTES TO THE COMBINED STATEMENTS OF NET ASSETS TO BE SOLD AND COMBINED

STATEMENTS OF REVENUES AND DIRECT EXPENSES (Continued)

(In millions of Pounds)

7. Related Party Transactions

All transactions with affiliates arise in the normal course of the business. The following related party transactions were noted during the period ended:

	Ten months and twenty five days ended July 25, 2005	Year ended August 31, 2004	Year ended August 31, 2003
Sales to affiliates	£1	£2	£2

8. Restructuring Charges

During the ten-month and twenty five days period ended July 25, 2005, reorganization and restructuring provisions relating to the Business charged in the period was approximately £3 million. The cost was employee related, across all areas of the Business, which was all utilized in the period. In addition, £2 million of charges relating to the year ended August 31, 2004 were utilized in the ten-month and twenty five days period ended July 25, 2005.

During the year ended August 31, 2004, reorganization and restructuring provisions relating to the Business charged in the year were approximately £9 million. The costs were employee-related, across all areas of the Business, of which £7 million was utilized during the year ended August 31, 2004. The remainder was fully utilized during the ten-month and twenty five days period ended July 25, 2005.

During the year ended August 31, 2003, reorganization and restructuring provisions relating to the Business charged in the year were approximately £3 million. The costs were employee-related, across all areas of the Business, of which all was utilized during the year.

ALLIED/FORTUNE ASSETS

(AN INTEGRATED OPERATION OF ALLIED DOMECQ PLC)

NOTES TO THE COMBINED STATEMENTS OF NET ASSETS TO BE SOLD AND COMBINED

STATEMENTS OF REVENUES AND DIRECT EXPENSES (Continued)

(In millions of Pounds)

9. Commitments and Contingencies

Leases

The Business leases plant, equipment, and warehouse and office space. At July 25, 2005, future minimum rental payments under non-cancelable operating leases were:

Operating Leases
2005	8
2006	7
2007	5
2008	4
2009	4
Thereafter	6

Total minimum payments required	£34

Total rent expense for all operating leases approximated £15 million, £12 million and £12 million for the ten month and twenty five days period ended July 25, 2005 and the years ended August 31, 2004 and 2003, respectively.